UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

IDW Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53718	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-438-3385

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2021, the Company restated its Certificate of Incorporation pursuant to a Fourth Restated Certificate of Amendment of IDW Media Holdings, Inc. (the “Fourth Restated Certificate of Incorporation”). The Fourth Restated Certificate of Incorporation increased the aggregate number of shares of all classes of capital stock which the Company shall have the authority to issue to 23,000,000, consisting of: (a) 20,000,000 shares of Class B Common Stock, par value $0.01 per share; (b) 2,500,000 shares of Class C Common Stock, par value $0.01 per share; and (c) 500,000 shares of preferred stock, par value $0.01 per share, an increase from the authority to issue 15,000,000, consisting of: (a) 12,000,000 shares of Class B Common Stock, par value $0.01 per share; (b) 2,500,000 shares of Class C Common Stock, par value $0.01 per share; and (c) 500,000 shares of preferred stock, par value $0.01 per share.

The foregoing description of the Fourth Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by the full text of the Fourth Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
3.01	Fourth Restated Certificate of Incorporation of IDW Media Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDW MEDIA HOLDINGS, INC.

By:	/s/ Ezra Y. Rosensaft
Name:	Ezra Y. Rosensaft
Title:	Chief Executive Officer

Dated: July 19, 2021

EXHIBIT INDEX

Exhibit Number	Description

3.01	Fourth Restated Certificate of Incorporation of IDW Media Holdings, Inc.

3